Exhibit 99.1

NEWS RELEASE
DEL MONTE FOODS COMPANY INCREASES QUARTERLY DIVIDEND
25% TO $0.05 PER SHARE

SAN FRANCISCO, June 19, 2009 - Del Monte Foods Company (NYSE: DLM) today announced that its Board of Directors has approved a 25% increase in the quarterly dividend from $0.04 to $0.05 per common share. The dividend is payable on August 6, 2009 to stockholders of record as of the close of business on July 23, 2009.
“We are pleased to announce an increase in our quarterly dividend which reflects our confidence in our ability to execute our Accelerated Growth Plan to deliver long-term sustainable EPS growth, as well as strong cash flow,” said Richard G. Wolford, Chairman and CEO of Del Monte Foods. “Solid cash flow generation in fiscal 2009, from both the Company’s operations as well as the divestiture of StarKist seafood, allowed Del Monte to reduce leverage to the low end of our targets resulting in increased financial flexibility and the opportunity to return more value to our shareholders. Increasing our dividend demonstrates our confidence in Del Monte’s long-term growth opportunities as well as a strong commitment to continuing to create shareholder value.”
The Company expects quarterly dividends to continue to be paid during the first week of February, May, August and November and anticipates a total annual dividend of $0.20 per common share. However, the actual declaration of future cash dividends, and the establishment of record and payment dates, will be subject to final determination by the Board of Directors each quarter after its review of our then-current strategy, applicable debt covenants and financial performance and position, among other things.
About Del Monte Foods
Del Monte Foods is one of the country’s largest and most well-known producers, distributors and marketers of premium quality, branded food and pet products for the U.S. retail market, generating approximately $3.6 billion in net sales in fiscal 2009. With a powerful portfolio of brands including Del Monte®, S&W®, Contadina ®, College Inn®, Meow Mix®, Kibbles ‘n Bits ®, 9Lives®, Milk-Bone®, Pup-Peroni®, Meaty Bone®, Snausages ® and Pounce®, Del Monte products are found in eight out of ten U.S. households. The Company also produces, distributes and markets private label food and pet products. For more information on Del Monte Foods Company (NYSE: DLM) visit the Company’s website at www.delmonte.com.
Del Monte. Nourishing Families. Enriching Lives. Every Day.™
This press release contains forward-looking statements conveying management’s expectations as to the future based on current plans, estimates and projections. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include statements related to our anticipated total annual dividend of $0.20 per share of common stock.

There can be no assurance that dividends will be declared or paid in the future. The actual declaration and payment of future dividends and the establishment of record and payment dates, if any, are subject to determination by our Board of Directors each quarter after its review of our then-current strategy, applicable debt covenants and financial performance and position, among other things. Our declaration and payment of future dividends is subject to risks and uncertainties, including: deterioration of our financial performance or position; inability to declare a dividend in compliance with applicable laws or debt covenants; an increase in our cash needs or decrease in available cash; and the business judgment of the Board of Directors that a declaration of a dividend is not in Del Monte Foods Company’s best interests, as well as other risks that may be detailed, from time to time, in the Company’s filings with the Securities and Exchange Commission. Factors that could affect our financial performance or position, compliance with applicable debt covenants, or our cash flow include those risks and uncertainties detailed, from time to time, in Del Monte Foods Company’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q.
Investors are cautioned not to place undue reliance on the forward-looking statements included in this release, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

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CONTACTS:

Media Contact	Analyst/Investor Contact
Brandy Bergman/Robin Weinberg	Jennifer Garrison/Katherine Husseini
Sard Verbinnen	Del Monte Foods
(212) 687-8080	(415) 247-3382
investor.relations@delmonte.com